UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Astea International Inc.
240 Gibraltar Road
Horsham, Pennsylvania 19044
---------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June 13, 2011

To the Stockholders of Astea International Inc.:

The Annual Meeting of Stockholders of Astea International Inc., a Delaware corporation (the “Company”), will be held on Monday, June 13, 2011 at 11:00 a.m., local time, at the Company’s headquarters at 240 Gibraltar Road, Horsham, Pennsylvania 19044, for the following purposes:

1.	To elect four (4) directors to serve until the next Annual Meeting of Stockholders.
2.	To ratify the selection of Grant Thornton LLP as independent auditors for the fiscal year ending December 31, 2011.
3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 15, 2011, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors of the Company Zack B. Bergreen Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on june 13, 2011:

the proxy statement and the annual report to shareholders are available
in the investors section of our website at:      www.astea.com

Horsham, Pennsylvania
April 26, 2011

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

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Astea International Inc.
240 Gibraltar Road
Horsham, Pennsylvania 19044

PROXY STATEMENT

April 26, 2011

Why are you receiving these proxy materials?

This proxy statement, along with the form of proxy enclosed, which was first mailed to stockholders on or about May 2, 2011, are being furnished to you by the Board of Directors (the “Board of Directors”) of Astea International Inc., a Delaware corporation (the “Company”) in connection with the Company’s Annual Meeting of Stockholders to be held on Monday, June 13, 2011, at 11:00 a.m. local time, at the Company’s headquarters at 240 Gibraltar Road, Horsham, Pennsylvania 19044, or at any adjournments or postponements thereof (the “Annual Meeting”).

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2011 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 3,555,049 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. During the 10 days before the Annual Meeting, you may inspect a list of stockholders eligible to vote.  If you would like to inspect the list, please call our switchboard at 215-682-2500 and ask for Rick Etskovitz to arrange a visit to our offices.

What are the voting rights of the holders of our common stock?

The holders of Common Stock are entitled to one vote per share of Common Stock on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy.

How can you vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1.           By Mail - Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.  Unsigned proxy cards will not be voted.

2.           In Person at the Meeting - If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

Beneficial Owners and Broker Non-Votes

A significant portion of our stockholders hold their shares in “street name” through a stockbroker, bank, or other nominee, rather than directly in their own names.  If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares.  If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.

Stockbrokers, banks, or other nominees who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners.  Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to the election of directors.  As a result, with respect to the election of directors, if the beneficial owners have not provided instructions with respect to this matter (commonly referred to as “broker non-votes”), those beneficial owners’ shares will be included in determining whether a quorum is present, but will not be voted and will be considered to be an abstention, having no effect on the vote for the election of directors.

Can you change your vote or revoke your proxy?

Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person.

Any stockholder giving a proxy has the right to revoke it at any time before it is exercised, by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee in accordance with the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf.  By using any of the methods discussed above, you will be appointing as your proxies Zack B. Bergreen, our Chairman and Chief Executive Officer, and Rick Etskovitz, our Chief Financial Officer.  They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.  If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

How will your proxy vote your shares?

If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted in accordance with the instructions marked thereon. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) FOR election of four director nominees named in this Proxy Statement; (ii) FOR ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2011; and (iii) in the proxyholders’ discretion, on any other business that may come properly before the meeting and any adjournments or postponements of the meeting.

What constitutes a quorum?

Our Bylaws provide that at any meeting of stockholders, the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy constitute a quorum for the transaction of business. A quorum is necessary in order to conduct the Annual Meeting.  If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum.  Broker non-votes will be counted as present for the purpose of establishing a quorum.

If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present.  If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal No. 1 — Election of Four Directors – The election of directors requires a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote; accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes.  In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Proposal No. 2 — Ratification of the Appointment of our Independent Registered Public Accounting Firm – The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm.  A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted, and therefore will have no effect on the vote for this proposal.

Why are you being asked to ratify the appointment of Grant Thornton?

Although stockholder approval of the Audit Committee’s selection of Grant Thornton as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection.  If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Grant Thornton, but will not be required to take any action.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than the election of the four directors  and the ratification of the appointment of our independent registered public accounting firm.  If any other matters are properly presented to the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (SEC) within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and the cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by mail, personal interview, or telephone and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

Grant Thornton served as our independent registered public accounting firm for the fiscal year ended December 31, 2010 and audited our financial statements for such fiscal year.  Grant Thornton has been appointed by the Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2011.  We expect that one or more representatives of Grant Thornton will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the Annual Meeting.

How may you obtain additional copies of our Annual Report on Form 10-K or this Proxy Statement?

An Annual Report to Stockholders containing financial statements for the fiscal year ended December 31, 2010, is being mailed together with this proxy statement to all stockholders entitled to vote.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

In accordance with our By-Laws, the Board of Directors currently consists of four (4) members: Zack B. Bergreen, Adrian A. Peters, Thomas J. Reilly, Jr. and Eric S. Siegel.  Messrs. Peters, Reilly and Siegel are independent directors. The terms of the current directors will expire at the Annual Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

The Board of Directors has nominated and recommended Zack B. Bergreen, Adrian A. Peters, Thomas J. Reilly, Jr. and Eric S. Siegel to be elected to hold office until the 2012 Annual Meeting of Stockholders. The Board of Directors knows of no reason why the director nominees should be unable or unwilling to serve, but if any director nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such director nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the director nominees named below.

THE BOARD RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES LISTED BELOW.

The following table sets forth the nominees for election as directors at the Annual Meeting and the year each such nominee was first elected as a director; the positions currently held by the nominee with the Company, if applicable; and the year the nominee’s term will expire:

Nominee’s Name and Year Nominee First Became a Director	Age	Position(s) with the Company	Year Current Term Will Expire

Zack B. Bergreen (1979)	65	Chairman of the Board and Chief Executive Officer	2011

Adrian A. Peters (2000)	61	Director	2011

Thomas J. Reilly, Jr. (2003)	71	Director	2011

Eric S. Siegel (2002)	54	Director	2011

Zack B. Bergreen founded the Company in November 1979.  He holds the positions of Chairman and Chief Executive Officer.  Mr. Bergreen received a Bachelor of Science and a Master of Science from the University of Maryland.  Mr. Bergreen’s experience as a pioneer in the field service software industry makes him a valuable member of the Board, particularly in determining the strategic focus of the Company.

Adrian A. Peters joined the Company’s Board of Directors in June 2000 and is also a member of both the Audit and Compensation Committees. He is the Managing Partner and founder of Boston Partners Group, a boutique consulting firm founded in 1995 that advises middle market companies and specializes in high-tech, advanced tchnologies and manufacturing.  He was a senior executive at Siemens AG, one of the world’s largest industrial companies where he was the CEO of a number of country operations and companies.  He also was the CEO of several high tech companies both in the USA and internationally and the founder of a digital encryption company.  Earlier in his career he worked for IBM, Arthur Andersen and Federale, an industrial holding company.  Mr. Peters studied science and engineering at the University of Stellenbosch in South Africa as well as management at the Harvard Business School.  Mr. Peters’s broad experience with advising technology firms enables him to contribute valuable insight into the Board’s consideration of, and response to, operational changes.

Thomas J. Reilly, Jr. joined Astea’s Board in September 2003. He serves as Chairman of the Audit Committee and is a member of the Compensation Committee. He also serves as a Director of inTEST Corporation (NASDAQ: INTT), a manufacturer of semiconductor equipment.  A thirty-one year veteran of Arthur Andersen, he brings extensive experience auditing both public and private companies in the manufacturing, professional services, construction and distribution industries to our Board.  He was partner in charge of the Philadelphia Audit Division of Arthur Andersen for seven years and participated in Quality Control reviews of several U.S. and International offices before retiring in 1996.  Mr. Reilly’s extensive experience understanding the preparation and evaluation of financial statements, as well as the reporting requirements of public companies, is a key contribution to our Board.

Eric S. Siegel joined Astea’s Board in September 2002 and is a member of both the Audit and Compensation Committees. He is the founder of Siegel Management Company, a strategy consulting and investment banking advisory firm with a diverse client base, principally comprised of middle market firms. His expertise and experience has been utilized by growth companies, public market and acquisition candidates, industry consolidators and turnarounds.  Mr. Siegel serves on the board of B&W Tek, a private equity backed manufacturer of analytical, diagnostic and medical instrumentation.  Additionally, he serves on the Board of Lite Cure, a private equity backed manufacturer of therapeutic medical and veterinary devices and on the Board of PSCInfoGroup, a private equity backed information management company. From 1996-2006, he served as a director of the NCO Group, formerly a Nasdaq listed company (NCOG) specializing in debt collection services.  An established author, he has been a lecturer in management at the Wharton School for over twenty-five years. Mr. Siegel is a magna cum laude graduate of the University of Pennsylvania and received an MBA from the Wharton School. Mr. Siegel’s experience with a variety of companies at an advisory level, as well as his management expertise, brings a valuable perspective to the Board.

EXECUTIVE OFFICERS

The following table sets forth the executive officers of the Company, their ages, and the positions currently held by each such person with the Company:

Name	Age	Position
Zack B. Bergreen	65	Chairman of the Board and Chief Executive Officer

John Tobin	45	President

Fredric (“Rick”) Etskovitz	56	Chief Financial Officer and Treasurer

John Tobin  joined the Company in June 2000 and serves as President, General Counsel, and Secretary. Mr. Tobin is responsible for general management of the Company, along with handling legal affairs of the Company and various corporate development and business development initiatives. Prior to joining Astea, Mr. Tobin worked at the Philadelphia law firms Pepper Hamilton LLP and Wolf, Block, Schorr and Solis Cohen LLP, specializing in corporate transactions and intellectual property. Prior to returning to the Philadelphia area in 1998, he worked as a corporate and entertainment lawyer in Los Angeles, specializing in motion picture, television and music transactions and licensing, most recently with PolyGram Filmed Entertainment. Mr. Tobin received his Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania in 1987, and received his law degree from the University of Pennsylvania in 1992.

Rick Etskovitz joined Astea International in June 2000, when he was elected Chief Financial Officer and Treasurer. Mr. Etskovitz resigned from the Company in April 2004 and returned as CFO on January 4, 2005, during which time he was a partner in the Philadelphia accounting firm of Shechtman, Marks, Devor and Etskovitz.  Responsible for the company’s financial reporting, internal accounting controls, SEC and tax compliance, planning and investor relations in order to help drive corporate performance, Mr. Etskovitz brings to his position 30 years of experience in financial management and reporting. A certified public accountant, he previously served Astea for seven years as the engagement partner from an independent accounting firm. Mr. Etskovitz was also part of the financial management team at DuPont where he held responsibilities for Mergers and Acquisitions, Financial Planning, Corporate Accounting and Benefits. Mr. Etskovitz received his Bachelor of Science from the Pennsylvania State University and his Masters of Business Administration from the Wharton Graduate School at the University of Pennsylvania.

The Board of Directors elects executive officers on an annual basis, who serve until their successors have been duly elected and qualified. There are no family relationships among any of our executive officers or directors.  Directors are encouraged to attend the Annual Meeting, but are not required to do so.

THE BOARD OF DIRECTORS LEADERSHIP STRUCTURE AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of its Board of Directors. The Board of Directors met four times in person or by telephone during the fiscal year ended December 31, 2010.  During their respective terms of service in fiscal 2010, each of the directors attended at least 75% of the meetings of the Board of Directors and of all committees on which he served.  The Board of Directors has determined that each of its current directors except the Chief Executive Officer, has no material relationship with the Company and is an “independent director” within the meaning of the Marketplace Rules of The Nasdaq Stock Market director independence standards, as well as within the rules of the Securities and Exchange Commission (“SEC”). The Board of Directors has standing Audit, Nominating and Corporate Governance, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors.  Currently, all three independent directors, Messrs. Peters, Reilly and Siegel, are members of each committee of the Board of Directors.

Audit Committee

 The Audit Committee of the Board of Directors (the “Audit Committee”) operates under a written charter.  The charter was adopted by the Board of Directors on May 12, 2004 and is available on the Company website at www.astea.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The committee reviews and assesses the adequacy of its charter on an annual basis.  The Board of Directors has determined that Mr. Reilly, the Chairman, is an “audit committee financial expert” as defined in the SEC rules.

The Audit Committee:

•	oversees the accounting, financial reporting and audit processes;

•	reviews the results and scope of audit and other services provided by the independent auditors;

•	reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and

•	reviews our internal controls.

The Audit Committee has the ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor.

The Audit Committee works closely with management and our independent auditors.  The Audit Committee also meets with our independent auditors in and executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work.  The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.  The Audit Committee met five times during the fiscal year ended December 31, 2010.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors (the “Governance Committee”) was formed on May 12, 2004. Upon formation, the Board of Directors adopted the Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at www.astea.com.  Prior to such adoption, the functions of the Governance Committee were performed by the entire Board of Directors.

The Governance Committee:

•
considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees;

•	develops and recommends governance principles applicable to the Company; and

•	oversees the evaluation of the Board of Directors and management.

The Governance Committee considers properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below.  In evaluating such recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria detailed below.  Any stockholder recommendations proposed for consideration by the Governance Committee should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to our Corporate Secretary. In addition, procedures for stockholder direct nomination of directors are discussed in the section titled, “Communicating with the Board of Directors”, and are discussed in detail in our By-Laws which will be provided to you upon written request.  There are no differences in the manner in which the Governance Committee evaluates nominees for director, whether the nominee is recommended by a stockholder or another party.

The Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating such recommendations, the Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.  The Governance Committee met once during 2010.

Diversity

The Board values varied personal and professional backgrounds, perspectives and experiences as important factors in identifying nominees for director. The Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Board focuses on selecting the best candidates and endeavors to ensure that its membership, as a whole, possesses a diverse range of talents, expertise and backgrounds and represents diverse experiences at the policy-making levels of significant financial, industrial or commercial enterprises.

All nominees for election to the Board of Directors this year are incumbents and have previously stood for election to the Board of Directors by the stockholders.

Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) was formally created on May 12, 2004.  Prior to that, it was an ad hoc committee consisting of the independent members of the Board of Directors. The Compensation Committee charter is available on the Company’s website at www.astea.com.  The Compensation Committee oversees and makes recommendation to the Board of Directors regarding our compensation and benefits policies; and oversees, evaluates and approves compensation plans, policies and programs for our executive officers.  The Compensation Committee met twice during 2010. The Company did not engage a compensation consultant during 2010.  The Compensation Committee is authorized to delegate it’s authority to individual members of the Compensation Committee, provided that any such individual decisions are later ratified by the full Committee.  The Compensation Committee solicits recommendations from the Chief Executive Officer regarding compensation for the other executive officers, but such recommendations are advisory only.

Board Leadership Structure

The Board of Directors does not have a formal policy with respect to whether the Chief Executive Officer should also serve as Chairman of the Board. The Board makes this decision based on its evaluation of the circumstances in existence and the specific needs of the Company and the Board at any time it is considering either or both roles.

Currently, Zack Bergreen serves as the Chairman as well as the Chief Executive Officer of the Company. The Board of Directors and its Governance Committee believe that the traditional practice of combining the roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for the Company.  Mr. Bergreen has served in these dual capacities since 1979.  Given Mr. Bergreen’s experience as founder and Chairman of the Board of Directors of Astea for over 30 years, the respect which he has earned from employees, business partners and shareholders, as well as other members of the field service industry, and his proven leadership skills, the Board of Directors believes the best interests of the Company’s shareholders are met by Mr. Bergreen’s continued service in both capacities. The Board of Directors believes Mr. Bergreen’s fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for Astea’s employees and other stakeholders.  Furthermore, the Board of Directors believes that the authority of the combined Chairman of the Board of Directors and Chief Executive Officer is appropriately counter-balanced by the fact that all of the other directors are independent.  Although the Board of Directors has not named a lead independent director, all of the independent directors are actively engaged in shaping the Board of Director’s agenda and the Company’s strategy.

Risk Oversight

The Board of Directors oversees the Company’s risk management, satisfying itself that the Company’s risk management practices are consistent with its corporate strategy and are functioning appropriately. The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management.

The Board conducts certain risk oversight activities through its committees. The Audit Committee oversees the Company’s compliance risk, including reviewing reports of the Company’s compliance with the Sarbanes-Oxley Act. The Governance Committee’s role in risk oversight includes recommending director candidates who have appropriate experience that will enable them to provide competent oversight over the Company’s material risks. The Compensation Committee monitors the risks to which the Company’s compensation policies and practices could subject the Company.

The Board helps ensure that management is properly focused on risk by, among other things, regularly reviewing and discussing the performance of senior management. In addition, the Board receives reports from the Company’s management on the Company’s most material risks and the degree of its exposure to those risks.

Communicating with the Board of Directors

Our policy is that stockholders may communicate with the Board of Directors by writing to the Company at Astea International Inc., Attention: Board of Directors, 240 Gibraltar Road, Horsham, Pennsylvania 19044. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify, and the communication will be forwarded as appropriate.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct, which is applicable to all officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer.  A copy of the Code of Conduct can be found on our website, www.astea.com.  The Board of Directors has also adopted a Code of Ethics which is applicable to our Chief Executive Officer, our Chief Financial Officer and our Controller.  Copies of this are available upon request in writing to Astea International Inc., Attention: Chief Financial Officer, 240 Gibraltar Road, Horsham, Pennsylvania 19044.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 15, 2011: (i) the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) the name of each director of the Company; and (iii) the name of each current executive officer of the Company. The following table also sets forth as of April 15, 2011 the number of shares of Common Stock owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for directors, nominees and executive officers as a group:

Name of Beneficial Owner	Amount of Ownership (1)	Percent of Class (2)

Zack B. Bergreen (3)	2,006,518	45.4%
Adrian A. Peters (4)	20,500	0.6%
Eric S. Siegel (5)	20,500	0.6%
Thomas J. Reilly, Jr. (6)	21,500	0.6%
John Tobin (7)	86,017	2.4%
Rick Etskovitz (8)	79,000	2.2%
ESW Capital, LLC (9)	275,430	7.7%
KVO Capital Management, LLC (10)	292,292	8.2%
Renaissance Technologies LLC (11)	217,800	6.1%
All current directors, nominees and executive officers as a group (6 persons) (3)-(8)	2,234,035	50.5%

+	Except as otherwise indicated, the address of each person named in the table is c/o Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044.
(1)
Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock owned, based upon information provided to the Company by directors, officers and principal stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and includes voting and investment power with respect to shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date (“presently exercisable stock options”).

(2)
Applicable percentage of ownership as of the Record Date is based upon 3,555,049 shares of Common Stock outstanding as of that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“the Commission”) and includes voting and investment power with respect to shares.  Presently exercisable stock options and preferred stock convertible into Common Stock are deemed outstanding for computing the percentage of ownership of the person holding such options and/or convertible preferred stock, but are not deemed outstanding for computing the percentage of any other person.

(3)
Includes 1,083,019 shares of Common Stock held by trusts of which Mr. Bergreen and his wife are the only trustees, 55,803 shares of Common Stock held by a family limited partnership of which Mr. Bergreen is the sole general partner, 826,446 shares of convertible preferred stock which are convertible as of the Record Date, and also options to purchase 41,250 shares, all of which are exercisable.

(4)	Director. Represents options to purchase 20,500 shares, all of which are exercisable.
(5)	Director. Represents options to purchase 20,500 shares, all of which are exercisable.
(6)	Director. Represents 1,000 shares of Common Stock and also options to purchase 20,500 shares, all of which are exercisable.
(7)	President. Represents 11,017 shares of Common Stock and also options to purchase 75,000 shares, all of which are exercisable.
(8)	Chief Financial Officer. Represents 4,000 shares of Common Stock and also options to purchase 75,000 shares, all of which are exercisable.
(9)
The principal business of ESW Capital, LLC is investments.  Joseph A. Liemandt is the sole manager and sole member of ESW Capital, LLC.  Mr. Liemandt is also the President, Chief Executive Officer and Chairman of the Board of Trilogy, Inc., whose principal business is providing technology-powered business services.  Trilogy owns 100% of Versata Enterprises, whose principal business is providing enterprise software products and services.

(10)	KVO Capital Management, LLC, includes the ownership of Astea stock by Kernan V. Oberting, Managing Member of KVO Capital.
(11)	Renaissance Technologies LLC is controlled by James H. Simons.

Compensation Discussion and Analysis

This section explains our compensation philosophy and all material elements of the compensation we provide to our Chief Executive Officer (“CEO”), our Chief Financial Officer and our President  during the fiscal year ended December 31, 2010 (the “Named Executive Officers”). The named executive officers are Zack B. Bergreen, our Chairman and CEO, John Tobin, our President, and Rick Etskovitz, our Chief Financial Officer.

Compensation Policies and Objectives

1.
The Company believes that compensation of the Company’s key executives should be sufficient to attract and retain highly qualified and productive personnel, as well as to enhance productivity and encourage and reward superior performance.

2.
The Company determines appropriate levels of the principal elements of our executive officers’ compensation independently, rather than setting a total level of target compensation and allocating that total amount among different compensation elements. The Company is nonetheless cognizant of total compensation levels and believes that its efforts to appropriately size each of the three principal elements of our executive officers’ compensation – salary, bonus and equity-based compensation - has resulted in total compensation levels that are appropriate and reasonable.

3.	The Company seeks to reward achievement of specific long- and short-term individual and corporate performance goals by authorizing annual cash bonuses.

4.
The Company believes that it should make initial stock option grants to key executive officers upon their commencement of employment in order to attract highly qualified individuals, and that it should, subject to achievement of certain financial, operational, and individual objectives, make additional annual stock option grants in order to retain, motivate, and align the interests of those key executive officers with stockholders.

5.
The Company believes that key executive officers should be given some measure of job security through the use of executive severance and change in control agreements, to aid in recruiting and retention, and ensure that their interests are best aligned with shareholders. With respect to Named Executive Officers, these severance benefits should reflect the fact that it may be difficult for a Named Executive Officer to find comparable employment within a short period of time.

6.
Although the Compensation Committee generally reviews publicly available industry data when reviewing annual compensation, the Compensation Committee does not specifically use companies in the same industry as the basis for establishing the compensation of the Company’s executive officers nor does the Compensation Committee peg salary levels to any given quartile in our industry or other industries. Instead, the Compensation Committee attempts to make reasoned judgments of compensation levels for executives as influenced by all relevant market forces.

Who Determines Compensation?

In accordance with the Compensation Committee charter, compensation for the Company’s CEO is determined by the Compensation Committee, subject to approval of the Company’s Board of Directors (excluding the CEO, who is also a Director). In making its determination on CEO compensation, the Compensation Committee reviews a number of factors, including but not limited to:

i.	The Company’s achievement of annual goals and objectives set by the full Board of Directors in the preceding year,

ii.	Short-term and long-term performance of the Company, and

iii.	Executive compensation levels at comparable companies.

For the other named executive officers, the Compensation Committee reviews, approves, and recommends to the full Board compensation based on:

i.	Performance of each individual executive officer in light of relevant goals and objectives approved by the Compensation Committee,

ii.	Short-term and long-term performance of the Company,

iii.	Executive compensation levels at comparable companies, and

iv.	The recommendations of the CEO.

The Compensation Committee meets from time to time during the year as may be required to address compensation and equity grant issues associated with new officer hires and director appointments, as well as making determinations and recommendations with respect to stock option grants as long-term compensation and decisions with respect to other employee benefit plans and related matters. The Committee meets early in each year when audited year-end financial statements are available, to consider bonuses with respect to the just completed fiscal year and determine executive officer salaries and bonus targets with respect to the next fiscal year.

Identification and Analysis of Compensation Programs

During 2010, the Company’s executive compensation included salary, bonus and long-term compensation in the form of stock option grants.  Each of these elements of compensation is discussed in more detail below.

•
Salary– Salaries for executives other than the CEO are reviewed, approved, and recommended to the full Board annually by the Compensation Committee upon recommendation of the CEO. The CEO’s salary is specified in his employment offer letter (see “Employment Offer Letters and Executive Severance Agreements” section below), and is annually reviewed and approved by the Compensation Committee and the full Board of Directors.  The Chairman and CEO, Zack Bergreen, is paid a base salary of $275,625 per year. The President, John Tobin, and the Chief Financial Officer, Rick Etskovitz, were paid a base salary of $220,500 per year.

•
Bonus – Payment of an annual cash bonus to executives consists of two components, one component based upon the achievement of specified Company financial targets, and one component that is at the discretion of the Compensation Committee.    The target bonus for each Named Executive Officer is 60% of the Named Executive Officer’s salary, seventy-five percent of which is tied to the Company financial targets, and twenty-five percent of which is discretionary based upon the individual’s performance.    The bonus is designed to compensate executives for achievement against both corporate financial targets set by the Board and meritorious individual efforts.

The corporate financial targets, based each year upon earnings per share, are reviewed and approved by the Board of Directors on an annual basis. In order to determine whether a bonus will be paid, the Compensation Committee first evaluates whether the required minimum level of performance has been achieved against the corporate financial targets. The Company believes the achievement of the Company financial targets is realistic but not certain. Provided that the minimum level of achievement has been attained, the Compensation Committee then approves the Company earnings-per-share-based portion of the bonus.

The Compensation Committee then determines the amount of the individual discretionary bonuses, if any, based on the Named Executive Officer’s personal performance against individual goals.

In January 2010, the Compensation Committee determined that the Named Executive Officers should receive the full discretionary portions of their bonus plan for 2009, which amounted to $40,000 for Mr. Bergreen and $30,000 for Messrs. Tobin and Etskovitz, but would not receive any bonus related to the Company financial targets. Of these amounts, half were paid out in 2010, while the remainder has accrued and will be paid out in 2011.  See “Summary Compensation Table” and “Grants of Plan-Based Awards Table” for more information regarding the payment of annual bonuses.

In addition, in 2008, the Compensation Committee, upon the recommendation of the CEO, instituted a supplemental commission plan for Mr. Tobin in connection with his expanded responsibilities resulting from his increased oversight of sales operations.  Mr. Tobin was eligible to earn this supplemental commission each quarter.  The amount of the commission payable to Mr. Tobin was based upon the level of North American license sales.  For the 2010 fiscal year, Mr. Tobin was paid a commission in the amount of $13,130 under this plan.

•
Equity-based Compensation Programs – The Company believes it should make both initial stock option grants to key executive officers upon their commencement of employment, and that the Company should, subject to achievement of certain financial, operational, and individual objectives, make additional annual stock option grants.  The Company believes these additional stock option grants are helpful in the retention of employees, and the alignment of the interests of executives with that of shareholders. Stock options are only granted in conjunction with scheduled Board meetings.  The Company has not as of this date instituted a single time frame for issuance of options for named executive officers, but it is evaluating putting such a standardized policy in place. For all stock option grants, the closing price of the Company’s Common Stock on the date of grant is used as the exercise price. See “Summary Compensation Table” and “Grants of Plan-based Awards Table” for more information regarding stock option grants.

•	Perquisites and Other Personal Benefits – The Company does not offer any perquisites.

•
Employment Offer Letters and Executive Severance Agreements – None of the Named Executive Officers have formal employment agreements.  Each works pursuant to an employment offer letter detailing the compensation structure.

The Company has also entered into executive severance agreements (the “Agreements”) with its Named Executive Officers, which provide severance benefits in the event of: (a) the termination of the Named Executive Officer’s employment without Cause; (b) the Named Executive Officer’s resignation for Good Reason; or (c) either (a) or (b) in the twelve month period following a Change of Control of the Company.  “Cause”, “Good Reason” and “Change in Control” are as defined in the Agreements.

In the event of a termination without Cause or a resignation for Good Reason, in either case unrelated to a Change in Control, the Agreements provide that the Named Executive Officer would receive severance compensation of six months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for six months.  These payments would be paid out via normal payroll over the six month period.

In the event that that the Named Executive Officer’s employment terminates due to a termination without Cause or a resignation for Good Reason within one year of the effective date of a Change in Control of the Company, then the Named Executive Officer would receive severance compensation of twelve months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for twelve months.  These payments would be made in a single lump sum following execution of the appropriate release.

The Named Executive Officer would be required to execute a release of claims in favor of the Company prior to any severance or Change in Control severance amounts being paid.

•
Retirement Plans – The Company maintains a retirement plan (the “401(k) Plan”) intended to qualify and satisfy the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is a defined contribution plan that covers all full-time employees of the Company of at least 21 years of age. The Company offers this plan to enable and encourage its employees to save for their retirement in a tax advantageous way. The Company, in its discretion, may match employee contributions up to a maximum authorized amount under the plan; however, in furtherance of cost cutting initiatives, the Company match has been temporarily suspended since January 1, 2009.

Impact of Tax and Accounting Treatment

Under Section 162(m) of the Internal Revenue Code of 1986, as amended and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded Company to its chief executive officer and four other most highly compensated officers (other than the chief financial officer). Under those provisions, however, there is no limitation on the deductibility of ‘‘qualified performance-based compensation.’’ In general, the Company’s policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determination as to the most appropriate methods and approaches for the design and delivery of compensation to the Company’s executive officers.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The table immediately below sets forth information concerning the compensation paid for services provided in all capacities to the Company for the fiscal years ended December 31, 2010, 2009 and 2008 with respect to the following persons:  (i) each person who served as Chief Executive Officer during the year ended December 31, 2010; (ii) each person who served as Chief Financial Officer during the year ended December 31, 2010; and (iii) the other most highly compensated executive officer of the Company in office at December 31, 2010 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE 2010

	Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation		All Other Compensation ($)		Total ($)
Zack B. Bergreen	2010	275,625	20,000	25,426	-		-		321,051
Chairman of the Board and Chief	2009	242,895	-	103,200	-		-		346,095
Executive Officer	2008	275,625	50,000	31,343	-		-		356,968

John Tobin	2010	220,500	15,000	25,426	-		13,130	(3)	274,056
President	2009	194,316	-	38,700	6,613	(3)	-		239,629
	2008	220,500	30,000	43,831	-		2,347	(2)	296,678

Rick Etskovitz	2010	220,500	15,000	25,426	-		-		260,926
Chief Financial Officer	2009	194,316	-	38,700	-		-		233,016
	2008	220,500	30,000	43,831	-		3,307	(2)	297,638

(1)
Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 – Stock Compensation.  See Note 2 to the Company’s financial statements contained in Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 24, 2011.

(2)	Represents Company contribution to 401(k) Plan.
(3)	Amount represents commission payments on U.S. license sales.

Grant of Plan-Based Awards

The following table provides information about grants of stock options made to our Named Executive Officers during the fiscal year ending December 31, 2010:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($) (1)

Zack B. Bergreen	11/4/10	15,000	$2.25	$25,426

John Tobin	11/4/10	15,000	$2.25	$25,426

Rick Etskovitz	11/4/10	15,000	$2.25	$25,426

(1)
Amounts in this column represent the grant date fair value of each stock option award computed in accordance with FASB ASC Topic 718 – Stock Compensation.  See Note 2 to the Company’s financial statements contained in Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 24, 2011.

(2)	Stock option awards vest in equal installments on each of the first four anniversaries of the date of grant.

Outstanding Option Awards at 2010 Fiscal Year-End

The following table sets forth information about the stock options held as of December 31, 2010 by each of the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date
Zack B. Bergreen	15,000	-	$5.03	11/9/2016
Chairman of the Board and	11,250	3,750	$4.53	11/9/2017
Chief Executive Officer	5,000	5,000	$3.65	11/6/2018
	10,000	30,000	$3.39	11/5/2019
	-	15,000	$2.25	11/4/2020

John Tobin	5,000	-	$5.70	5/11/2011
President	10,000	-	$4.45	5/10/2012
	5,000	-	$3.34	11/12/2013
	10,000	-	$7.28	3/21/2015
	10,000	-	$8.05	9/21/2015
	15,000		$5.03	11/9/2016
	11,250	3,750	$4.53	11/9/2017
	5,000	5,000	$3.65	11/6/2018
	3,750	11,250	$3.39	11/5/2019
	-	15,000	$2.25	11/4/2020

Rick Etskovitz	10,000	-	$4.45	5/10/2012
Chief Financial Officer	10,000	-	$3.34	11/12/2013
	10,000	-	$7.28	3/21/2015
	10,000	-	$8.05	9/21/2015
	15,000	-	$5.03	11/9/2016
	11,250	3,750	$4.53	11/9/2017
	5,000	5,000	$3.65	11/6/2018
	3,750	11,250	$3.39	11/5/2019
	-	15,000	$2.25	11/4/2020

(1)	The exercise price per share of each option was the closing market price on the day of the grant.
(2)
Each option grant vests in equal installments on each of the first four anniversaries of the grant date.  For each award, the grant date is the date that is ten years prior to the “Option Expiration Date” listed in the table above.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason

As described above, the Company is party to executive severance agreements (the “Agreements”) with its Named Executive Officers, which provide severance benefits in the event of the termination of the Named Executive Officer’s employment without Cause or the Named Executive Officer’s resignation for Good Reason.  In addition, the Agreements provide that the Named Executive Officer will receive severance payments in the event of termination of the Named Executive Officer’s employment without Cause or the Named Executive Officer’s resignation for Good Reason in the twelve month period following a Change of Control of the Company.

In the event of a termination without Cause or a resignation for Good Reason, in either case unrelated to a Change in Control, the Agreements provide that the Named Executive Officer would receive severance compensation of six months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for six months.  These payments would be paid out via normal payroll over the six month period.

In the event that that the Named Executive Officer’s employment terminates due to a termination without Cause or a resignation for Good Reason within one year of the effective date of a Change in Control of the Company, then the Named Executive Officer would receive severance compensation of twelve months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for twelve months.  These payments would be made in a single lump sum following execution of the appropriate release.

The Named Executive Officer would be required to execute a release of claims in favor of the Company prior to any severance or Change in Control severance amounts being paid.

The following table sets forth the approximate amount of severance each Named Executive Officer would be entitled to receive upon each of the events described above, assuming each event had occurred on December 31, 2010:

	Termination without Cause		Resignation for Good Reason		Termination without Cause or Resignation for Good Reason within One Year Following a Change in Control
Zack Bergreen	$152,982	(1)	$152,982	(1)	$305,963	(2)
John Tobin	$118,420	(3)	$118,420	(3)	$236,839	(4)
Rick Etskovitz	$118,420	(5)	$118,420	(5)	$236,839	(6)

(1)	Represents 6 months of base salary ($144,703) plus reimbursement of the cost of COBRA continuation coverage for six months ($8,279).
(2)	Represents 12 months of base salary ($289,406) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($16,557).
(3)	Represents 6 months of base salary ($115,763) plus reimbursement of the cost of COBRA continuation coverage for six months ($2,657).
(4)	Represents 12 months of base salary ($231,525) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($5,314).
(5)	Represents 6 months of base salary ($115,763) plus reimbursement of the cost of COBRA continuation coverage for 6 months ($2,657).
(6)	Represents 12 months of base salary ($231,525) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($5,314).

Option Exercises and Stock Vested in Last Fiscal Year

There were no option exercises by any of the Named Executive Officers during the year ended December 31, 2010.  The Company does not utilize stock awards, therefore, no stock vested during the year ended December 31, 2010.

Compensation Committee Interlocks and Insider Participation

The Committee consists of three non-employee directors, all of whom are “independent” under the rules of NASDAQ, and are also “Non-Employee Directors” as defined in SEC Rule 16(b)-3 and “Outside Directors” as defined under the treasury regulations promulgated under Section 162(m) of the Internal Revenue Code. Messrs. Peters, Reilly and Siegel served as members of the Compensation Committee during the fiscal year ended December 31, 2010.  No executive officer of the Company served as a member of the Board of Directors, Compensation Committee, or other committee performing equivalent functions, of another entity one of whose executive officers served as a director of the Company.  Other than Mr. Bergreen, no person who served as a member of the Board of Directors was, during the fiscal year ended December 31, 2010, simultaneously an officer, employee or consultant of the Company or any of its subsidiaries. Mr. Bergreen did not participate in any Company determination of his own compensation.

Report of the Compensation Committee

The following Report of the Compensation Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

                We, the members of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Form 10-K for the year ended December 31, 2010.

Compensation Committee of the Board of Directors:

Eric S. Siegel, Chairman
Adrian A. Peters
Thomas J. Reilly, Jr.

Compensation of Directors

For 2010, each non-employee director received a $5,000 annual retainer and a fee of $1,500 for attendance at each regular and special meeting of the Board of Directors, and was also reimbursed for his reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors may elect to receive, in lieu of the foregoing cash compensation, unrestricted shares of Common Stock. Shares of Common Stock in lieu of cash compensation are acquired at the fair market value of the Common Stock on the last day of the calendar quarter during which the cash compensation was earned and foregone.  Directors who are employees are not compensated for their service on the Board of Directors or any committee thereof.

In 2010, in addition to the compensation described above, each Audit Committee member receives a $5,000 supplement, and the Audit Committee Chairman receives an additional $5,000 supplement.  Each director also received their annual option grant to purchase 3,000 shares of Common Stock.

The following table sets forth the Director compensation for 2010, and does not include compensation for Mr. Bergreen who, although a director, does not receive additional compensation for his service on the Board of Directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total $

Thomas J. Reilly, Jr.	$21,000	$5,085	$26,085
Adrian A. Peters	$16,000	$5,085	$21,085
Eric S. Siegel	$16,000	$5,085	$21,085

(1)
The dollar amounts shown for stock option awards represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 – Stock Compensation.   See Note 2 to the Company’s financial statements contained in Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 24, 2011.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

For fiscal 2010, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditor. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Company’s independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditor that firm’s independence.

Following the Audit Committee’s discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Audit Committee:

Thomas J. Reilly, Jr., Chairman
Adrian A. Peters
Eric S. Siegel

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of the Company’s consolidated financial statements and other services during the years ended December 31, 2010 and 2009:

	2010	2009
Audit Fees (1)	$209,755	$275,366
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total (2)	$209,755	$275,366

(1)
Audit fees consist of fees for professional services performed by Grant Thornton for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	The Audit Committee pre-approved 100% of the fees for 2009 and 2010.

The Audit Committee has considered the non-audit services rendered to the Company by Grant Thornton and believes the rendering of those services is not incompatible with Grant Thornton maintaining their independence. The Audit Committee has established a policy governing our use of Grant Thornton for non-audit services. Under the policy, management may use Grant Thornton for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.  The Audit Committee, per its’ Charter, approves in advance all audit services to be provided by the outside auditing firm, including any written engagement letters related thereto. By approving the audit engagement, the audit service contemplated in any written engagement letter shall be deemed to have been pre-approved.

PROPOSAL 2

RATIFICATION AND SELECTION OF AUDITORS

The Audit Committee has selected the firm of Grant Thornton, independent certified public accountants, to serve as auditors for the fiscal year ended December 31, 2011.  It is expected that a member of Grant Thornton will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Before making its selection, the Audit Committee carefully considered that firm’s qualifications as independent auditors.  This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing.  The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants.  The Audit Committee is satisfied with Grant Thornton in all these respects.

The submission of the selection of Grant Thornton to the stockholders is not required by law or our By-Laws.  The Board of Directors is nevertheless submitting the selection of Grant Thornton to the stockholders to ascertain their views.  If the stockholders do not ratify the Audit Committee’s selection, the Audit Committee will consider the selection of another independent public accountant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THIS SELECTION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company was not party to any reportable related party transactions in 2009 and 2010, nor is the Company a party to any reportable related party transactions since the beginning of the Company’s last fiscal year.  In the event in the future there are any reportable related party transactions, such transactions would be subject to the review and approval of the Audit Committee.  Related party transactions are those which exceed the lesser of (i) $120,000 and (ii) 1% of the average of the registrant’s total assets at year end for the last 2 completed fiscal years. Only those related party transactions approved by the Audit Committee will be consummated. The Audit Committee will only approve those transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party. If an Audit Committee member has any interest in a related party transaction presented to the Audit Committee for approval, such director is required to abstain from the vote to approve or not approve the transaction. Examples of related party transactions covered by our policy are transactions in which any of the following individuals has or will have a direct or indirect material interest: any of our directors or executive officers, any person who is known to us to be the beneficial owner of more than five percent of our common stock, and any immediate family member of one of our directors or executive officers or person known to us to be the beneficial owner of more than five percent of our common stock. Transactions that involve all salaried employees generally are not covered by our approval policy. Additionally, all related party transactions would be disclosed in our filings with the SEC to the extent required by the SEC’s rules, and would be disclosed to the full Board of Directors. The Company does not have a formal written statement of its related party transactions policy, but expects to adopt one in the near future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than 10% of the Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by regulations of the SEC to furnish to the Company copies of all such filings. Based on the Company’s review of the copies of such filings received by the Company with respect to the fiscal year ended December 31, 2010, and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2010.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received by the Company’s Secretary not later than January 3, 2012.  In addition, stockholder proposals submitted between December 4, 2011 and January 3, 2012 may be presented at the annual meeting if such proposals comply with our By-laws, but will only be included in our proxy materials to the extent that the submitting stockholder indicates a desire for such inclusion and that the proposal complies with the rules and regulations of the SEC. Any proposal received after January 3, 2012 will be considered untimely.

In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt requested to Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044,  Attention: Secretary.  In addition, the execution of a proxy solicited by the Company in connection with the 2012 Annual Meeting of Stockholders shall confer on the designated proxy holder discretionary voting authority to vote on any stockholder proposal which is not included in the Company’s proxy materials for such meeting and for which the Company has not received notice before December 31, 2011.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by mail, personal interview, or telephone and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.

         HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders may be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your written request to: Investor Relations, Astea International Inc., 240 Gibraltar Road, Horsham, PA 19044   Phone:  215-682-2500.  We will deliver promptly upon request a separate copy of the proxy statement and annual report.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, ASTEA INTERNATIONAL INC., 240 GIBRALTAR ROAD, HORSHAM, PENNSYLVANIA 19044.

By Order of the Board of Directors Zack B. Bergreen Chief Executive Officer

Horsham, Pennsylvania
April 26, 2011

ANNUAL MEETING OF STOCKHOLDERS OF

ASTEA INTERNATIONAL INC.

June 13, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.astea.com

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

♦Please detach along perforated line and mail in the envelope provided.♦

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
1. To elect four (4) Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.
2.  To ratify the selection of Grant Thornton LLP as independent auditors for the fiscal year ending December 31, 2011.
[ ] FOR  [ ] AGAINST [ ] ABSTAIN

3.  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS,  AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY RETURNED THIS PROXY.

[ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES [ ] FOR ALL EXCEPT (See instructions below)	NOMINEES: O Zack B. Bergreen O Adrian A. Peters O Thomas J. Reilly, Jr. O Eric Siegel
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:		[ x ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
[ ]
Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ASTEA INTERNATIONAL INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
June 13, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Astea International Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated April 26, 2011 and hereby appoints Zack B. Bergreen and Rick Etskovitz as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the offices of the Company at 240 Gibraltar Road, Horsham, Pennsylvania 19044, on June 13, 2011 at 11:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business that may properly come before the meeting or any adjournment or adjournments thereof:

(Continued and to be signed on the reverse side)